SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 17, 2013

CBL & ASSOCIATES PROPERTIES, INC.

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

423.855.0001
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On September 17, 2013, CBL & Associates Properties, Inc. (the "Company") issued a letter to its shareholders. The Company's letter to shareholders is furnished as Exhibit 99.1 to this report.

Item 8.01	Other Events.
On September 17, 2013, the Company issued a press release announcing the completion of the redemption of all outstanding perpetual preferred joint venture units (the "Westfield Preferred Units") of its joint venture, CW Joint Venture, LLC ("CWJV") with Westfield America Limited Partnership. The Westfield Preferred Units were redeemed for approximately $408.6 million (plus any accrued and unpaid preferred return) using availability on the Company's lines of credit . The Westfield Preferred Units were originally issued in 2007 as part of the acquisition of four malls in St. Louis, MO, by CWJV. A copy of the press release is attached as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired
Not applicable
(b)	Pro Forma Financial Information
Not applicable
(c)	Shell Company Transactions
Not applicable
(d)	Exhibits

Exhibit Number	Description
99.1	CBL & Associates Properties, Inc. Letter to Shareholders dated September 17, 2013
99.2	Press Release - CBL Retires Westfield Joint Venture Preferred Units

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana K. Mitchell
___________________________________
Farzana K. Mitchell
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana K. Mitchell
___________________________________
Farzana K. Mitchell
Executive Vice President -
Chief Financial Officer and Treasurer

Date: September 17, 2013